EXHIBIT

























                                             August 27, 2001


Bear Stearns Asset Backed
Securities, Inc.
245 Park Avenue
New York, New York  10167

                  Re: Bear Stearns Asset Backed Securities, Inc.
                  Registration Statement on Form S-3
                  (File No. 333-56242)

Ladies and Gentlemen:

         We have acted as counsel to Bear Stearns Asset Backed Securities, Inc., a Delaware corporation (the "Registrant"), in connection with the issuance and sale of its Asset Backed Securities (the "Securities") that evidence interests in, or securities backed by, certain pools of loans. Each series of Securities will be issued pursuant to (i) a Pooling and Servicing Agreement among the Registrant, a trustee and a master servicer, each to be specified in the prospectus supplement for such series of Certificates, (ii) a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement and/or (iii) an indenture (the "Indenture") between the trust formed pursuant to the Trust Agreement and the indenture trustee named in the related prospectus supplement. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings "Summary -- Federal Income Tax Consequences" and "Federal Income Tax Consequences", each in the Prospectus Supplement, and "Material Federal Income Tax Consequences" in the Prospectus, all as part of the Registration Statement on Form S-3 (File No. 333-56242) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), as amended on the date hereof for the registration of such Securities under the Act. We hereby confirm to you our opinion given under "Material Federal Income Tax Consequences."

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Material Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                 Very truly yours,

                                                 /s/ Thacher Proffitt & Wood